Exhibit 99.3
SXC Investors
1)	What is the rationale for this acquisition?
This decision is one that has been made based on careful consideration by both companies and we believe this acquisition will have a positive impact on all the stakeholders of both SXC and NMHC, including customers, shareholders and employees. The combination of the two companies will help us execute the SXC growth strategy of becoming “The Strategic Solution for Pharmacy Spend Management” by giving the combined company a unique mix of scale, technology, clinical expertise, breadth of market and offerings for mail order and specialty pharmacy. Our market segments will include health plans, public sector, managed Medicaid, long term care, Taft-Hartley organizations, brokers, TPAs and self-insured employers. The services of the combined organization will span the full spectrum of support including RxCLAIM suite (License and ASP Transaction Models), Private Label PBM, à la Carte PBM Services and Full-Service PBM (informedRx™).
2)	What are the benefits of this acquisition to SXC’s customers, shareholders and employees?
The transaction will combine SXC’s expertise in pharmacy spend management, information technology along with NMHC’s leadership in pharmacy clinical programs. Additionally, the combination of both books of business will have a diversified mix of clients (over 300)- unions, TPA’s, employer groups, Health Plans, and managed care organizations along with increasing significant relationships with brokers and consultants. The additional 2.3 million lives to our existing 1.5 million lives could potentially drive better economies of scale, which will translate into improved competitiveness for our transparent offering, and more profits to the combined entity.
Benefits of the acquisition include:
•	It accelerates the growth of the PBM side of SXC’s business

•	It provides SXC with a mail and specialty pharmaceutical offering

•	It provides significant opportunities for expense and revenue synergies

•	The combined company will emerge as the leader in pharmacy spend management by expanding presence in markets such as Managed Medicaid, Taft-Hartley organizations, self-insured employers, Medicare Part D, state governments, brokers and TPAs

•	The combination enhances capabilities to better serve both SXC and NMHC’s existing customers with advanced technology, new clinical programs, mail order pharmacy and specialty drug distribution and management

•	The new scale of the organization provides more capability to invest in extension of product and service leadership

•	This continues the tradition of valuation discipline on SXC’s part

•	The purchase price substantially down from 52 week high
3)	Is NMHC a client of SXC? What is the significance of that?
SXC and NMHC have a current vendor/client relationship and SXC has had almost three years operational experience with NMHC under a software license, professional services and outsource arrangement. This is significant because the key to a successful integration is a rapid consolidation of all of NMHC’s claims processing on the SXC RxCLAIM platform and elimination of duplication of support. We believe that this transition also holds tremendous value for the entire existing NMHC client base and will ultimately strengthen these relationships and the market position of the combined InformedRx entity.

4)	Why are you buying NMHC instead of other PBMs in the market?
We have been reviewing a number of transaction opportunities over the last several years, including a few in the PBM space, and feel NMHC fills most of the criteria we set out for an acquisition including payer focus, recurring revenue, significant cost and revenue synergies.
5)	Who approached whom?
Due to the confidentiality of this process, we cannot discuss these details.
6)	How long have you been working on this acquisition?
The two companies have known each other since our formal client/vendor relationship was established in 2005 and both organizations immediately recognized the potential benefits of a business combination.
7)	What other types of businesses were you looking at to acquire?
We continue to look at companies with complementary capabilities related to expanding our role as the leader in Pharmacy Spend Management. However, at this time both companies are working diligently on finalizing this transaction and preparing for an effective integration.
8)	What are the terms of the acquisition?
We are paying for the company using consideration components of 70% cash and 30% stock and we expect the closing to occur in the second quarter of 2008. The transaction consideration for each NMHC common share or preferred share on an as-converted basis is $7.70 of cash and 0.217 of an SXC common share. This exchange ratio is fixed and will not fluctuate based on changes in the market price of either stock.
The total transaction is valued at approximately $143 million or an estimated $11.00 (using the 20-day average closing price of SXC shares at the time of announcement to value the stock component of the transaction) per each of the approximate 12.9 million common shares of NMHC on an as-converted basis. For NMHC shareholders this represents a premium of approximately 13% of the 20-day average closing price of NMHC shares.
Approximately $100 million of the purchase price will be paid in cash with $48 million of that amount financed through a term loan. 2.9 million shares of SXC common stock will be issued and post deal there will be 24 million shares outstanding.
9)	Why is SXC doing a cash and stock deal?
After careful consideration of the financing opportunities coupled with the current uncertainties in the debt markets, we felt that a modest amount of SXC stock would lower the risk of a heavy debt load and provide more flexibility for financing future growth.
10)	When does the acquisition officially take place?
We expect the transaction to close in the second quarter of 2008, subject to regulatory and other approvals. Until the acquisition is complete, however, each company will continue to operate independently.
11)	What is the status of the two companies until the acquisition is completed?

Until the acquisition is complete, each company will continue to operate independently; however, the effort to consolidate NMHC’s primary IT systems on the SXC platform will continue to move ahead. It is important to note that this process was identified independently by NMHC management as a key objective prior to the initiation of talks involving the merging of the organizations.
12)	What will the new company be called and where will it be headquartered?
The parent company will continue to be SXC Health Solutions Corp. and NMHC will be a wholly owned subsidiary of SXC Health Solutions, Inc. and renamed informedRx™. The combined company will be headquartered in Lisle, IL with facilities in the United States and Canada.
13)	Who will run the combined company?
The combined company will be led by Gordon Glenn as Chairman and CEO. Mark Thierer will remain President and COO and Jeff Park will continue as CFO and secretary of SXC. We expect to retain several of NMHC’s key executives with the exception of some of the “C Suite”.
14)	Who will be on the board?
The board of directors will be comprised of all eight directors from SXC’s current board.
15)	Where does each company currently have offices and will any be closed?
SXC currently has four offices in the U.S. and two in Canada with the corporate headquarters in Lisle, IL. NMHC currently has 8 geographic locations: Corporate offices in Port Washington, NY; PBM and clinical operations in Pittsburg, PA; mail order operations in Miramar, FL: Specialty Pharma in Portland, ME; call centers in Latham, NY and Sacramento, CA; and account management offices in Little Rock, AR and Honolulu, HI. We do expect to consolidate some operations during the first year. However, no specific locations for closure have been identified at this time.
16)	How many employees does will the combined company have and will there be layoffs?
At the time of closing, both SXC and NMHC each have approximately 440 employees. We do expect a reduction in force as operations are combined and the IT platforms are consolidated.
17)	What does the NMHC mix of customers look like?
NMHC’s book of business is 28% union, 19% Health Plans, 15% TPAs, 15% government, 5% employees and 15% other (Part D, hospice, worker’s comp, etc.)
18)	Are you abandoning the transparent fee per claim pricing model?
No, not at all. Quite a bit of NMHC’s current business is based upon a fee per claim model. We are prepared to bid contracts in what ever manner that the client requires.
19)	How will the combined sales force be configured?

The sales forces of informedRx and NMHC will be combined. NMHC brings additional sales expertise in Taft-Harley, TPAs and Brokers. They also have a sales staff for specialty pharmaceuticals.
20)	What platforms are the PBM clients running on?
PBM clients are on the SXC RxCLAIM and McKesson’s PHI platforms. The transition plan calls for all clients to be migrated to the RxCLAIM system.
21)	How will the acquisition impact SXC’s relationship with any key customers?
We anticipate no negative effects on either company’s relationships with existing customers and we expect to reach out to these customers to ensure that they are informed of the transaction and the positive impact it should have on their relationship with the combined organization.
22)	What are the potential issues/risks you face?
NMHC’s clients acceptance of a new platform, customer retention, firewalls, geography and staff retention are the greatest risks we see.
23)	Does this acquisition change SXC’s strategy?
No. It is an extension of our existing strategy. It is part of a broad focus on repositioning the Company for aggressive future growth.
24)	Who are the investment banks and lawyers involved in the deal?
In connection with the transaction, Houlihan Lokey is acting as financial advisor to SXC and Sidley Austin LLP is legal counsel. JP Morgan is acting as financial advisor to NMHC and Bass, Berry & Sims PLC is legal counsel.
25)	Do you expect Hart-Scott-Rodio /Federal Trade Commission concerns for the acquisition?
No.
26)	Is the acquisition accretive to earnings?
SXC expects the acquisition to be dilutive to SXC’s 2008 GAAP earnings per share, excluding the one-time, transaction-related adjustments and costs. The transaction is expected to be accretive in 2009.
27)	How much in synergies have you identified for 2008 for the newly merged enterprise? In 2009?
We have identified synergy opportunities in operating expenses, revenue and capital expenditures. Available synergy opportunities include approximately $6.0-8.0 million of identified cost savings and revenue opportunities in the first 12 months post-closing. This is expected to increase to $12.0-14.0 million or more in year two. Revenue synergy opportunities exist in network and rebate optimization, as well as in cross-sell opportunities with clinical programs, specialty pharmacy and mail service pharmacy.

28)	Did you need to do this acquisition to continue growing the business?
No, we did not need to acquire NMHC to be successful; however, both companies agreed to this acquisition after careful consideration and we are enthusiastic about the opportunities that are in front of us as a combined company.
29)	What is management’s 2008 guidance for with the combined company?
We are not prepared to share 2008 numbers at this time. In compliance with regulatory requirements, SXC and NMHC will remain separate and independent companies and joint activities between the two companies will be restricted until the completion of the transaction. Specific transition details will be made available at or around deal closing.
30)	What would the combined pro forma CY 2007 revenues and gross profits be? In 2008?
SXC will report fiscal 2007 year end numbers on March 5th; however, for the respective trailing twelve month reporting periods, SXC and NMHC reported an aggregate of $715 million in revenues and $136 million in gross margin. We are not prepared to share 2008 guidance at this time.
31)	What is NMHC’s EBITDA and what multiple of that are you paying?
NMHC’s quarter ending December 31, 2007 “adjusted EBITDA” which excludes stock compensation expense was reported as $2.9 million. On a run rate basis this would represent an EV ratio to adjusted EBITDA is about 12.3 times without synergies.
32)	How many shares outstanding would there be in the combined company?
There will be approximately 24 million basic shares of the company outstanding after the acquisition is complete.
33)	Will you report revenue on a gross drug spend basis post-merger?
It is not contemplated that either SXC or NMHC will change its current accounting policies relative to revenue recognition. Certain PBM contracts will report gross revenue including the cost of drugs and other transparent contracts will report administrative fees as revenue.
34)	Who are the major shareholders of each company?
SXC:
Acuity Investment Management, Inc.
Federated Kaufman Investment Management
RS Investment Management
Janus Capital Management
Natcan Investment
AGF Funds
Sceptre Investment
Oberweis Asset
Franklin Advisers
Goodman and Co.
I.G. Investment Management

Jones Heward Investment
Montrusco Bolton
Synergy Asset
MFC Global
Pembroke Management
Kern Capital
NMHC:
New Mountain Partners, LP
New Mountain Affiliated Investors, LP
Discovery Equity Partnership, LP
BCL Capital Management
Millennium Management, LLC
S.A.C. Capital Advisors, LLC
Pequot Capital Management, Inc.
T. Rowe Price Assoc.
Lord Abbett & Co.
Highbridge Capital Management, LLC
Wellington Management Company, LLC
Cortland Associates, Inc.
DFA
H&Q Life Science Investors
Tamarack Micro Cap Value FD
Vanguard
John Hancock
Valic Co. Health Science FD
35)	Which sell side analysts cover each company?
SXC:
Blair Abernethy, Thomas Wiesel Partners Inc.
Tom Liston, CFA, Versant Partners
Gabriel Leung, Paradigm Capital
Glenn Jamieson, CFA, Macquarie Bank
Richard Tse, CA, CFA, National Bank Financial
Paul Steep, MBA, Scotia Capital
Ranjit Narayanan, CFA, MGI Securities
Lawrence Rhee, CA, CFA, MBA Blackmont Capital
Husein Kirefu, Evergreen Capital
Alex Grassino, MSc, Laurentian Bank
David MacDonald, SunTrust Robinson Humphrey
Corey Tobin, William Blair & Company LLC
Michael J. Baker, Raymond James & Associates, Inc
Michael Minchak, CFA, JP Morgan
Donald Hooker, CFA, UBS
Charles Rhyee CIBC World Markets, Inc.
Jackson Spears Capstone Investments
NMHC:
David MacDonald, SunTrust Robinson Humphrey
Michael Minchak, CFA, JP Morgan
Glenn Garmont, Broadpoint Capital

36)	Do you anticipate taking any large charges/write offs?
There may be restructuring changes to the combined company as the operations are integrated.
37)	What does the balance sheet and cash position of the combined company look like?
The combined balance sheet is anticipated to have unrestricted cash in excess of $24 million and long-term debt of approximately $48 million.

Important Additional Information
This communication is neither an offer to purchase nor solicitation of an offer to sell securities. The exchange offer (the “Offer”) has not yet commenced. SXC Health Solutions Corp. (“SXC”) and Comet Merger Corporation intend to file a tender offer statement on Schedule TO and a Registration Statement on Form S-4 (or F-4 as applicable) with the Securities and Exchange Commission (the “SEC”) and National Medical Health Card Systems, Inc. (“NMHC”) intends to file a solicitation/recommendation statement on Schedule 14D-9, with respect to the Offer. BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE DOCUMENTS AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders can obtain copies of these materials (and all other offer documents filed with the SEC) when available, at no charge on the SEC’s website: www.sec.gov. Copies can also be obtained at no charge by directing a request for such materials to SXC Health Solutions Corp., 2441 Warrenville Road, Lisle, Illinois 60532-3246, Attention: SXC Investor Relations or National Medical Health Card Systems, Inc., 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Investor Relations Department. Investors and security holders may also read and copy any reports, statements and other information filed by SXC, Comet Merger Corporation or National Medical Health Card Systems, Inc. with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Forward-looking Statements
This communication contains forward-looking statements. Forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “estimates”, “projects”, “intends”, “should”, “seeks”, “future”, continue”, or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving SXC and NMHC, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against NMHC or SXC and others following announcement of the merger agreement; (3) the inability to complete the Offer or the merger due to the failure to satisfy the conditions to the Offer and the merger, including SXC’s receipt of financing, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the Offer or the merger; (5) the ability to recognize the benefits of the merger; (6) the actual terms of the financing obtained in connection with the Offer and the merger; (7) legislative, regulatory and economic developments; and (8) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond NMHC’s and SXC’s ability to control or predict. SXC can give no assurance that any of the transactions related to the Offer will be completed or that the conditions to the Offer and the merger will be satisfied. SXC undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. SXC is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.